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                                                                      Exhibit 99

PRESS RELEASE

BENEDEK COMMUNICATIONS CORPORATION

100 Park Avenue
Rockford, IL 61101

FOR MORE INFORMATION CONTACT:
Ronald L. Lindwall, Chief Financial Officer
815-987-5350

FOR IMMEDIATE RELEASE

         April 30, 1998. Benedek Communications Corporation today announced that it intends to redeem its outstanding Exchangeable Redeemable Senior Preferred Stock. The redemption is subject to the completion of a Rule 144A offering of $100 million of a new class of Senior Exchangeable Preferred Stock which the Company is currently seeking to issue. The Company expects the offering to price during the week of May 4, 1998. However, there can be no assurance as to when, or if, such offering will be completed.

         The Senior Exchangeable Preferred Stock to be offered will not be registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Act.

         Benedek Communications Corporation is a holding company, which through its wholly-owned subsidiary, Benedek Broadcasting Corporation, owns 23 network affiliated television stations throughout the United States.

         This Press Release contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements.


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